UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 1, 2008
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 S.E. 6th Street, Suite 2800, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 1, 2008, Republic entered into First Amendments to Employment Agreements with Michael J. Cordesman and David A. Barclay amending their Amended and Restated Employment Agreements dated February 27, 2007. The purpose of these amendments was to make certain modifications in order to make the agreements comply with Section 409 of the Internal Revenue Code of 1986, as amended. The First Amendment to Employment Agreement by and between Republic and Mr. Cordesman is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The First Amendment to Employment Agreement by and between Republic and Mr. Barclay is attached hereto as Exhibit 10.2, and is incorporated herein by reference.
Effective December 5, 2008, Harris W. Hudson, resigned from the Republic board of directors and as Secretary of Republic.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of December 1, 2008, by and between Republic and Michael J. Cordesman.

10.2	First Amendment to Employment Agreement, dated as of December 1, 2008, by and between Republic and David A. Barclay.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2008	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of December 1, 2008, by and between Republic and Michael J. Cordesman.

10.2	First Amendment to Employment Agreement, dated as of December 1, 2008, by and between Republic and David A. Barclay.

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